Amendment No. 5
                                       To
                             The Consolidated Edison
                               Retirement Plan for
                              Management Employees

                           -------------------------------------

                             Dated December 30, 1998



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      Pursuant to authority granted to the Plan Administrator under the terms of
The Consolidated Edison Retiree Health Program (the "Program") to amend the Program, the undersigned hereby approves the following amendments to the Program as set forth in The Consolidated Edison Retirement Plan for Management
Employees:

      1. A new subdivision (f), which shall read as follows, shall be added to Paragraph 23 E effective January 1, 1999:

       "(f) Effective January 1, 1999, Employees who retire and defer receipt of their retirement Pension under the Management Plan and the spouses and surviving spouses of such Employees shall be eligible to participate in the Program and to defer participation in the Program to the same extent as Employees who retire and commence receiving an immediate retirement Pension under the Management Plan and their spouses and surviving spouses. Effective such date Employees who retire shall no longer be required to commence receipt of an immediate retirement Pension to be eligible to participate in the Program."

      IN WITNESS WHEREOF, the undersigned has executed this instrument this 30th day of December, 1998.




                                          Richard P. Cowie
                                    Vice President-Employee Relations
                                          and Plan Administrator